Exhibit 2.2

FIRST AMENDMENT TO MERGER AGREEMENT

THIS FIRST AMENDMENT TO MERGER AGREEMENT (this “Amendment”) is made as of the 7th day of March, 2005 by and among CONCORDIA PROPERTIES, LLC, a Delaware limited liability company (“CPLLC”), BRE/SOUTHRIDGE MALL L.L.C., a Delaware limited liability company (“BRE/Southridge Mall”), BRE/SOUTHRIDGE MALL (REIT), INC., a Delaware corporation (“BRE/Southridge Mall Reit”, and, collectively with CPLLC and BRE/Southridge, the “Owners”), CONCORDIA PROPERTIES III, LLC, a Delaware limited liability company (“Southdale Company”), CONCORDIA PROPERTIES II, LLC, a Delaware limited liability company (“Concordia II”), SOUTHRIDGE MALL II, LLC, a Delaware limited liability company (“Southridge Company”), BRE/GRANGE-GREENDALE LLC, a Delaware limited liability company (“BRE/Grange”, and, collectively with Southdale Company, Concordia II and Southridge Company, the “Companies”), each with an office at c/o Blackstone Real Estate Advisors, 345 Park Avenue, New York, New York 10154, and THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership (“Mills”), SOUTHDALE LIMITED PARTNERSHIP, a Delaware limited partnership (“Southdale LP”) and SOUTHRIDGE LIMITED PARTNERSHIP, a Delaware limited partnership (“Southridge LP”), each with an office at 1300 Wilson Blvd., Arlington, VA 22209.

RECITALS:

A.                                   WHEREAS, the Owners, the Companies and Mills have previously entered into that certain Merger Agreement dated as of January 26, 2005 (as amended, the “Merger Agreement”); all capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Merger Agreement.

B.                                     WHEREAS, Southridge LP and Southdale LP desire to join in the execution of the Merger Agreement on the terms set forth herein

C.                                     WHEREAS, the Owners, the Companies, Mills, Southridge LP and Southdale LP desire to confirm certain matters and amend and modify the Merger Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owners, the Companies, Mills, Southridge LP and Southdale LP agree that the Merger Agreement is hereby amended as follows:

1.               The names and identities of each of the Mills Acquisition Subsidiaries are as follows:

(a)                                  Southridge Limited Partnership, a Delaware limited partnership.

(b)                                 Southdale Limited Partnership, a Delaware limited partnership.

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2.               As contemplated by Sections 2.A and 4.B of the Merger Agreement, the Mergers shall be simultaneously effected as follows:

(a)                                  Southridge Company shall be merged into Southridge LP with Southridge LP being the surviving entity.

(b)                                 BRE/Grange shall be merged into Southridge LP with Southridge LP being the surviving entity.

(c)                                  Southdale Company shall be merged into Southdale LP with Southdale LP being the surviving entity.

(d)                                 Concordia II shall be merged into Southdale LP with Southdale LP being the surviving entity.

3.               Exhibit F to the Merger Agreement is hereby deleted in its entirety and replaced by Exhibit F attached hereto and made a part hereof.

4.               All references in Sections 2.A, 4.B(ii) and 4.B(iii) of the Merger Agreement to either “Section 18-209 of the Delaware Limited Liability Company Act, as amended” or the “DLLCA” are hereby changed to “Section 18-209 of the Delaware Limited Liability Company Act, as amended and Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, as amended” or the “DLLCA and DULPA” respectively.

5.               By execution of this Amendment, Southridge LP and Southdale LP each hereby agree to join in execution of the Merger Agreement and be bound by all of its terms; provided, however, that: (i) Southridge LP shall only be bound by the terms and obligations with respect to the Southridge Property and the Younkers Property, jointly and severally with Mills; (ii) Southdale LP shall only be bound by the terms and obligations with respect to the Southdale Property and the Mervyn’s Property, jointly and severally with Mills; and (iii) the obligations and liability of Southridge LP and Southdale LP shall only be several and shall not be joint (except as set forth in (i) and (ii) above).

6.               Notwithstanding the provisions of Section 4.C(i)(o) of the Merger Agreement, (a) Bud Schneider shall not resign at Closing from the Board of the Southridge Business Improvement District, and (b) Jerry Cohen shall not resign at Closing from the Community Advisory Committee of the Greater Southdale Area Land Use and Transportation Study.s

7.               In the event that at or subsequent to the Closing, Mills or any of the Surviving Companies engages Urban with respect to either the Southdale Property or the Southridge Property, (a) such engagement shall not increase Owners’ obligations under the Merger Agreement with respect to current employees of Urban following the Closing, and (b) for purposes of Section 4.D(i)(l) of the Merger Agreement, Urban shall be deemed to be a “management agent” of Mills for the period after Closing, irrespective of the capacity in which Urban is engaged.  Mills and the Owners agree that, pursuant to Section 4.D(i)(l) of the Merger Agreement, the only employees of Urban for whom Owners shall be responsible for the full amount of the severance pay are Diane Golla (with respect to the Southridge Property) and Mary

Ellen Johnson and Steve Crownover (both with respect to the Southdale Property), the employment of each of whom is being terminated by Urban at the Closing.

8.               In paragraph 4 of its Tenant Estoppel Certificate dated March 2, 2005, The Cheesecake Factory Restaurants, Inc. (“CFR”) references soil settlement at its leased premises, which it alleges undermined a slab (such certificate referenced a letter dated November 22, 2004 from Crawford Technical Service (as consultant to CFR) to CPLLC, which was improperly addressed and was not received by CPLLC until March 2, 2005).  Although CFR has claimed that such settlement was due to improper compaction performed prior to the construction of its leased premises, the cause is unknown at this time and could just as likely have been caused by CFR’s installation of pipes or a leaking sewer pipe installed by CFR’s contractor.  CFR subsequently caused repairs to be made to such slab in October through December 2004 (such repairs and associated repair work performed prior to the date hereof, the “Slab Repair Work”).  Owners believe that the Slab Repair Work is the responsibility of CFR under its Lease.  In the event that it is determined (by agreement of CFR and CPLLC or by judgment) under CFR’s Lease that the Slab Repair Work is the responsibility of landlord under such Lease, CPLLC agrees to indemnify the Mills Indemnitees with respect to the costs of the Slab Repair Work and all related reasonable costs and expenses (including reasonable attorney’s fees) incurred in connection with the determination of responsibility for the Slab Repair Work and, notwithstanding the provisions of Section 4.H of the Merger Agreement, CPLLC’s obligations under this Section 9 shall not be subject to the Basket or the Cap but subject to the Mills Indemnitees exhausting all claims and proceeds under the insurance policies and under all guaranties and warranties as set forth in the following sentence.  The Mills Indemnitees agree that, to the extent the rights to the insurance policies, guaranties and warranties covering claims related to the Slab Repair Work are assigned to or held by the Mills Indemnitees in connection with or after the Closing, the Mills Indemnitees shall first look to such insurance policies and guaranties and warranties with respect to such claims prior to enforcing their indemnification rights set forth in this Section 9, and CPLLC and the Mills Indemnities shall reasonably cooperate in the execution of all documents related to the processing of such claims through the applicable insurer, contractor or consultant, as applicable.  In addition, after payment of such claims and all costs and expenses of the Mills Indemnitees, CPLLC shall be entitled to reimbursement from any insurance proceeds from the insurance policies or recoveries through any such contractor or consultant for amounts expended pursuant to this Section 8 (and Mills Indemnitees shall be obligated to include such reimbursement amounts when submitting such claims for payment to the insurance company or to such contractor or consultant, as applicable).  Nothing herein shall be deemed to be a waiver by Mills or Southdale LP with respect to any other rights such parties may have pursuant to the Merger Agreement (including, without limitation, pursuant to Section 4.H of the Merger Agreement).  CPLLC and the Mills Indemnitees shall work cooperatively to determine the responsibility for the Slab Repair Work and Mills shall permit CPLLC and its consultants to have access to the Property in connection therewith, at times reasonably acceptable to Mills.

9.               All costs of the Younkers Work incurred prior to the Closing Date but which have not been reflected on any application for payment made prior to the Closing Date and which are consistent with the Construction Budget (including without limitation amounts incurred by Urban under the Urban Agreement) shall be borne by Mills and the applicable Surviving Company.  In the event that BRE/Southridge pays any of the same after Closing, Mills shall promptly reimburse BRE/Southridge therefor upon presentation of a lien waiver or other reasonable evidence of payment thereof.

10.         Except as amended hereby, the terms and provisions of the Merger Agreement remain unmodified and in full force and effect and are hereby in all respects ratified and confirmed.

11.         This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts together shall constitute one and the same instrument.  This Amendment may be executed by facsimile signature.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

THE OWNERS:

CONCORDIA PROPERTIES, LLC,
a Delaware limited liability company

By:	/s/ Dennis J. McDonagh
Name:	Dennis J. McDonagh
Title:	Managing Director, Vice President, Treasurer and Secretary

BRE/SOUTHRIDGE MALL L.L.C.,
a Delaware limited liability company

By:	/s/ Dennis J. McDonagh
Name:	Dennis J. McDonagh
Title:	Managing Director, Vice President, Treasurer and Secretary

BRE/SOUTHRIDGE MALL (REIT), INC.,
a Delaware corporation

By:	/s/ Dennis J. McDonagh
Name:	Dennis J. McDonagh
Title:	Managing Director, Vice President, Treasurer and Secretary

SIGNATURES CONTINUED ON NEXT PAGE

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THE COMPANIES:

CONCORDIA PROPERTIES III, LLC,
a Delaware limited liability company

By:	/s/ Dennis J. McDonagh
Name:	Dennis J. McDonagh
Title:	Managing Director, Vice President, Treasurer and Secretary

CONCORDIA PROPERTIES II, LLC,
a Delaware limited liability company

By:	/s/ Dennis J. McDonagh
Name:	Dennis J. McDonagh
Title:	Managing Director, Vice President, Treasurer and Secretary

SOUTHRIDGE MALL II, LLC,
a Delaware limited liability company

By:	/s/ Dennis J. McDonagh
Name:	Dennis J. McDonagh
Title:	Managing Director, Vice President, Treasurer and Secretary

BRE/GRANGE-GREENDALE LLC,
a Delaware limited liability company

By:	/s/ Dennis J. McDonagh
Name:	Dennis J. McDonagh
Title:	Managing Director, Vice President, Treasurer and Secretary

SIGNATURES CONTINUED ON NEXT PAGE

MILLS:

THE MILLS LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	THE MILLS CORPORATION, its General Partner

	By:	/s/	Greg Neeb
	Name:		Greg Neeb
	Title:		Executive Vice President and Chief Investment Officer

SOUTHRIDGE LP:

SOUTHRIDGE LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Southridge, L.L.C., its general partner

	By:		The Mills Limited Partnership, its sole member and manager

			By:		The Mills Corporation, its general partner

			By:	/s/	Greg Neeb
			Name:		Greg Neeb
			Title:		Executive Vice President and Chief Investment Officer

SIGNATURES CONTINUED ON NEXT PAGE

SOUTHDALE LP:

SOUTHDALE LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	Southdale, L.L.C., its general partner

	By:	The Mills Limited Partnership, its sole member and manager

		By:		The Mills Corporation, its general partner

		By:	/s/	Greg Neeb
		Name:		Greg Neeb
		Title:		Executive Vice President and Chief Investment Officer

SIGNATURES CONTINUED ON NEXT PAGE

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JOINDER

The undersigned hereby joins in the execution of this Amendment for the sole purpose of agreeing to be bound by the provisions of the last sentence of Section 9 hereof, as the same modifies Section 4.H of the Merger Agreement.

GUARANTOR:

BLACKSTONE REAL ESTATE PARTNERS III L.P., a Delaware limited partnership

By:	Blackstone Real Estate Partners III L.P., its general partner

	By:	/s/	Dennis J. McDonagh
	Name:		Dennis J. McDonagh
	Title:		Managing Director, Vice President, Treasurer and Secretary

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EXHIBIT F

FORM OF CERTIFICATES OF MERGER

CERTIFICATE OF MERGER

Of

(a Delaware limited liability company)

and

(a Delaware limited liability company)

with and into

(a Delaware limited partnership)

Pursuant to Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the “Act”), the undersigned surviving limited partnership submits the following Certificate of Merger for filing and certifies that:

1.  The name and jurisdiction of formation or organization of each of the limited partnerships or other business entities which is to merge are:

Name	Jurisdiction

Delaware

Delaware

Delaware

2.  An agreement of merger has been approved and executed by each of the domestic limited partnerships or other business entities which is to merge.

3.  The name of the surviving domestic limited partnership is                           .

4.  The merger shall be effective on                                                                    .

5.  The agreement of merger is on file at a place of business of the surviving domestic limited partnership which is located at                           .

6.  A copy of the agreement of merger will be furnished by the surviving domestic limited partnership, on request and without cost, to any partner or any domestic limited partnership or any person holding an interest in any other business entity which is to merge.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the            day of                            ,                           , and is being filed in accordance with Section 17-211 of the Act by the general partner of the surviving domestic limited partnership in the merger.

Dated:	,

,
a Delaware limited partnership

		By:		,
its General Partner

Name:

Title: